Exhibit 10.99
NON-EMPLOYEE DIRECTORS’ COMPENSATION PROGRAM
Effective January 1, 2010
Purpose: This document sets forth the compensation program for non-employee members (“Directors”) of the Board of Directors (“Board”) of RRI Energy, Inc. (the “Company”). Employee members of the Board do not participate in this program or otherwise earn compensation for their service on the Board.
Principles:
•	Total compensation is reviewed annually and compared to independent market data

•	In general, the intent is to target between the 50th and 75th percentile of relevant market data.

•	The targeted pay mix is approximately 50% cash and 50% equity, before considering cash retainers for Committee Chairmen and the additional cash retainer for the Chairman.
Cash Compensation:
Annual Retainers
•	Chairman: $185,000.

•	Directors other than the Chairman: $85,000.

•	Committee Chairperson Additional Retainer: $7,500.
Fees for Meeting Attendance
•	If the total number of Board and Committee meetings attended exceeds 25 in a calendar year, Directors will receive an additional $2,000 meeting fee for each meeting attended over 25.
Deferral Option
•	Directors may elect to defer part or all of their cash retainers under the RRI Energy, Inc. Deferral and Restoration Plan. Elections to defer cash retainers must be made annually (on a form prepared by the Company) before the end of the calendar year prior to the calendar year in which the fees are earned (or for initial eligibility to participate in the plan, within 30 days of becoming a Director). An election to defer payment of cash retainer is irrevocable and cannot be changed.
Equity Compensation:
•	Initial grant upon appointment or election to the Board: Restricted Stock Units (“RSUs”) valued at $75,000 (based on the fair market value of Company stock on the grant date).

•	Annual grant: RSUs valued at $90,000 (based on the fair market value of Company stock on the grant date).

•	All RSUs will be granted pursuant to the terms and conditions of the RRI Energy, Inc. 2002 Long Term Incentive Plan.

•	The RSUs will be fully vested upon grant and will be paid in shares of Company stock as soon as practicable after the Director leaves the Board; provided, however, that

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Directors may elect to defer payment of part or all of the RSUs to a later date. Elections to defer payment must be made annually (on a form prepared by the Company) before the end of the calendar year prior to the calendar year in which the services are provided by the Director for which the RSUs are earned and granted (or for initial eligibility to participate, within 30 days of becoming a Director). An election to defer payment of RSUs is irrevocable and cannot be changed.
•	Directors may also elect (on a form prepared by the Company) before the end of the calendar year prior to the calendar year in which the RSUs are granted (or for initial eligibility, within 30 days of becoming a director) to have up to one-third of the RSUs paid in cash rather than stock (based on fair market value of the stock as of the payment date).
Administrative:
•	Annual cash retainers will be paid (unless deferred) in four equal installments with each installment paid following the end of each calendar quarter in which they are earned.

•	Meeting fees, if any, will be paid following the end of the calendar quarter in which they are earned.

•	The annual grant of RSUs will be made as of the date of the annual shareholders’ meeting for services to be provided as a Board member during the next 12 months following the date of the shareholders’ meeting.

•	New directors appointed to the Board between annual shareholders’ meetings will receive a pro rata annual grant.

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2010 RESTRICTED STOCK UNITS
DIRECTORS’ DEFERRAL ELECTION FORM
(see 2010 Cash Retainers Directors Deferral Election Form
for election to defer cash retainers)
DEFERRALS:
Directors’ annual grants of Restricted Stock Units (“RSUs”) are vested upon the date of grant but are not paid (and shares issued) until Directors leave the Board. Directors may elect to defer payment of all or a portion of the RSUs to a date later than the date they leave the Board. An election to defer will apply to both the RSUs and cash settlement amounts, if any. Elections to defer RSUs granted for the 2010 calendar year must be made by completing this form and returning it to Allison Cunningham in the enclosed self-addressed envelope on or before December 31, 2009. An election to defer payment of RSUs granted in 2010 beyond the date when you leave the Board is irrevocable and cannot be changed.
DISTRIBUTION:
You may elect to have your RSUs distributed (1) in a lump sum in any one of the first five calendar years following the calendar year during which you cease to be a Director or (2) in five annual installments commencing in the calendar year following the calendar year during which you cease to be a Director. For example, you could elect to have your deferred RSUs pay out in a lump sum two years after the year you leave the Board or you could elect five annual installments beginning in the year following the year you leave the Board. If you do not make a valid election, your RSUs will be paid to you in a lump sum within 90 days after you cease to be a Director.
ACCOUNT:
Until the payment date, your RSUs will be reflected by a credit to a bookkeeping account evidencing the unfunded and unsecured right to receive the RSUs.
CASH SETTLEMENT:
You may also elect to have up to one-third of your RSUs paid in cash rather than stock (based on the fair market value of the stock as of the payment date), regardless of whether you make an election to defer payment of RSUs to a date after you leave the Board. Elections to receive a cash settlement must be made by completing this form and returning it to Donna Hashaw in the enclosed self-addressed envelope before December 31, 2009. An election to receive a cash settlement is irrevocable and cannot be charged.
PART A
ELECTIONS (select one)
No RSU deferral/No cash settlement — I elect not to defer payment of my RSUs beyond the time when I leave the Board and I elect not to receive cash settlement of any RSUs. My RSUs will be paid in shares of Company common stock within 90 days following the date I cease to be a Director (“Normal Payment Date”).

No RSU deferral/With cash settlement — I elect not to defer payment of my RSUs beyond the time I leave the Board and I elect to receive a portion (not to exceed 33%) of my RSUs as a cash settlement. My RSUs will be paid in a combination of shares of Company common stock and cash on the Normal Payment Date (Complete Part B below for percentage of RSUs to be paid in cash.)

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2010 RSU Directors’ Deferral Election Form

RSU deferral/No cash settlement — I elect to defer payment of all or a portion of my RSUs beyond the time I leave the Board and I elect not to receive cash settlement of any RSUs. The deferred portion of my RSUs will be paid in shares of Company common stock on the date(s) selected by me (with the remaining portion of my RSUs (if any) paid on the Normal Payment Date). This election is irrevocable and cannot be changed. (Complete Part C below to defer payment of RSUs.)

RSU deferral/With cash settlement — I elect to defer payment of all or a portion of my RSUs beyond the time when I leave the Board and I elect to receive a portion (not to exceed one-third) of my RSUs as a cash settlement. The deferred portion of my RSUs will be paid in the same combination of shares of Company common stock and cash as the remaining portion on the date(s) elected by me (with the remaining portion of my RSUs (if any) paid on the Normal Payment Date). This election is irrevocable and cannot be changed. (Complete Parts B and C for percentage of RSUs to be paid in cash and to defer payment of my RSUs.)

PART B
CASH SETTLEMENT
I elect to receive cash settlement of a portion of my RSUs not to exceed 33% (enter 1% to 33% in whole percentages).
Percentage                   %
PART C
RSU DEFERRAL ELECTION
DEFERRAL PERCENTAGES — Percentage of RSUs to be paid out on a date later than the Normal Payment Date (enter 1% to 100% (in whole percentages)) (if less than 100%, the remainder will be paid out on the Normal Payment Date)
Percentage                   %
FORM OF DISTRIBUTION — You may elect to receive the deferred percentage of your RSUs elected above in the form of a lump sum or five annual installments (check one). If you elect annual installment payments, your payments will commence as soon as practicable after June 30 (but in no event later than December 31) of the calendar year following the calendar year during which you cease to be a Director.
Lump sum
Five Annual Installments
DISTRIBUTION YEAR — If you elected to receive the deferred percentage of your RSUs in a lump sum, then you must specify the calendar year during which the lump sum payment will be made. This may be the first, second, third, fourth or fifth year following the year during which you cease to be a Director. Payment will be made as soon as administratively practicable after June 30 (but in no event later than December 31) of the calendar year selected.
Enter 1st, 2nd, 3rd, 4th or 5th year
Year of distribution
Please return your completed election form on or before December 31, 2009 to Allison Cunningham in the enclosed envelope.
Signature:
Date:

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2010 CASH RETAINERS
DIRECTORS’ DEFERRAL ELECTION FORM
(See 2010 Restricted Stock Units Directors’ Deferral Election Form
for elections to defer equity awards)
Board members may elect to defer all or a portion of their cash retainers under the RRI Energy, Inc. Deferral and Restoration Plan (“Deferral Plan”). Elections to defer cash for the 2010 calendar year must be made by completing this form and returning it to Allison Cunningham in the enclosed self-addressed envelope on or before December 31, 2009. If the form is not received by that date you will not be able to defer any cash retainers for 2010. The election to defer 2010 cash retainers is irrevocable and cannot be changed. Cash meeting fees, if any, are not subject to deferral.
DEFERRALS:
•	You may defer up to 100 percent of your 2010 cash retainers.

•	The percentage you elect will remain the same for the entire 2010 calendar year.
DISTRIBUTIONS:
•	You will be able to choose a distribution option for each calendar year for which you elect to defer cash compensation.

•	You may elect to have your account balance for each deferral year distributed as a lump sum or as five annual installments.

•	As long as you are still a Board member, distributions of cash deferrals cannot be made for at least three years after the deferral year. For example, the earliest you may elect to receive distribution of 2010 cash deferrals would be 2014. Distribution would be made as soon as administratively practicable after June 30 of the distribution year elected (but in no event later than December 31st of the distribution year).

•	Upon leaving the Board, your cash account balance will be paid to you as a lump sum within 90 days after a period of six months following the date you cease to be a Board member (regardless of your elected distribution option).
INVESTMENT OPTIONS:
•	You must direct the deemed investment of your deferrals into one or more of the investment funds listed on Part C of this form.

•	You may change your deemed investments or change the investment allocation of your current deferrals on a daily basis.

•	To handle your deemed investments, you can go to www.vanguard.com. You must register for online access to your account. The plan number is 072562. You can also call Vanguard 24 hours a day at 1-800-523-1188 and use the automated system or speak to a Vanguard Participant Services Associate.
Deferrals under the program represent an unfunded promise to pay. Assets are not protected in the event of bankruptcy or insolvency and are subject to the claims of the Company’s creditors. If you elect to participate, your deferral elections are irrevocable.
The above is a summary of some of the provisions of the RRI Energy, Inc. Deferral and Restoration Plan, Deferred Compensation Program. If there is a conflict between this summary and the plan document, the plan document governs. RRI Energy, Inc., reserves the right to amend or terminate the Deferral Plan from time to time and at any time at its discretion.

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2010 Cash Directors’ Deferral Election Form

PART A
DEFERRAL ELECTION (select one)
I elect not to defer any of my 2010 cash retainers. (No further action needed.)

I elect to defer all or a portion of my 2010 cash retainers. This election is irrevocable and cannot be changed.
(You must complete Parts B and C)

PART B
CASH DEFERRAL ELECTION
1.	RETAINER DEFERRAL PERCENTAGE (1% to 100%)
Percentage
2.	FORM OF PAYMENT (complete both below)

DISTRIBUTION PAYMENTS — You may elect to receive your deferred cash as a lump sum or as five annual installments.
Lump Sum
Five Annual Installments
DISTRIBUTION YEAR — You may elect to receive your lump sum distribution or have your installment payments begin during any year after 2013. Please enter the calendar year you elect for your lump sum payment or for your installment payments to commence.
Year

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2010 Cash Directors’ Deferral Election Form

PART C
CASH RETAINERS INVESTMENT OPTIONS
Your deferrals may be allocated among one or more of the following fund options. Allocations must be in increments of 1% and the total percentages must add up to 100%. You can obtain information on the funds by logging on to www.vanguard.com. You can also call 1-800-523-1188. You will need the plan number which is 072562. Please elect your Investment Allocation percentages below:

Allocation
%
TARGET RETIREMENT FUNDS
Vanguard Target Retirement 2050 Fund
Vanguard Target Retirement 2045 Fund
Vanguard Target Retirement 2040 Fund
Vanguard Target Retirement 2035 Fund
Vanguard Target Retirement 2030 Fund
Vanguard Target Retirement 2025 Fund
Vanguard Target Retirement 2020 Fund
Vanguard Target Retirement 2015 Fund
Vanguard Target Retirement 2010 Fund
Vanguard Target Retirement 2005 Fund
Vanguard Target Retirement Income Fund

LIFESTRATEGY® FUNDS

Vanguard LifeStrategy Conservative Growth Fund
Vanguard LifeStrategy Moderate Growth Fund
Vanguard LifeStrategy Growth Fund

CORE FUNDS

Vanguard Prime Money Market Fund
PIMCO Total Return Fund—Administrative Class
Vanguard Total Bond Market Index Fund
Vanguard Inflation-Protected Securities Fund
T. Rowe Price Equity Income Fund—Advisor Class
Vanguard Windsor™ II Fund
Vanguard 500 Index Fund
Vanguard Total Stock Market Index Fund
Davis New York Venture Fund—Class A
American Funds Growth Fund of America— Class A
Vanguard Dividend Growth Fund
Vanguard Growth Equity Fund
Neuberger Berman Genesis Fund—Trust Class
Turner Small Cap Growth Fund—Class I
American Funds New Perspective Fund— Class A
Artisan International Fund—Investor Class
American Funds EuroPacific Growth Fund—Class A
Vanguard Total international Stock I Index Fund
Please return your completed election form on or before December 31, 2009 to Allison Cunningham in the enclosed envelope.

Signature

Date

Vanguard, LifeStrategy, Windsor, and VOICE are trademarks of The Vanguard Group, Inc. All other marks are the exclusive property of their respective owners.

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